                                                                      EXHIBIT 11

                       PENNZOIL COMPANY AND SUBSIDIARIES
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
           EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

                                                       FOR THE YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------
                                             1993        1992        1991        1990        1989
                                           --------    --------    --------    --------    --------
                                                   (DOLLAR AMOUNTS EXPRESSED IN THOUSANDS)
Income from continuing operations.......   $160,236    $ 17,410    $ 40,098    $ 93,768    $235,497
                                           --------    --------    --------    --------    --------
Income taxes (benefit)
  Federal and foreign...................     52,737     (22,193)    (23,988)      6,006     108,324
  State.................................      6,468       3,410       3,928       1,917       5,998
                                           --------    --------    --------    --------    --------
          Total income taxes
            (benefit)...................     59,205     (18,783)    (20,060)      7,923     114,322
Interest charges........................    199,410     243,351     260,069     247,107     156,125
                                           --------    --------    --------    --------    --------
Income before income taxes and interest
  charges...............................   $418,851    $241,978    $280,107    $348,798    $505,944
                                           --------    --------    --------    --------    --------
                                           --------    --------    --------    --------    --------
Fixed charges...........................   $210,830    $252,082    $270,516    $261,740    $176,788
Preferred dividends(1)..................         --          --          --          --      23,307
                                           --------    --------    --------    --------    --------
Combined fixed charges and preferred
  dividends.............................   $210,830    $252,082    $270,516    $261,740    $200,095
                                           --------    --------    --------    --------    --------
                                           --------    --------    --------    --------    --------
Ratio of earnings to fixed charges......       1.99          --        1.04        1.33        2.86
                                           --------    --------    --------    --------    --------
                                           --------    --------    --------    --------    --------
Amount by which fixed charges exceed
  earnings..............................   $     --    $ 10,104    $     --    $     --    $     --
                                           --------    --------    --------    --------    --------
                                           --------    --------    --------    --------    --------
Ratio of earnings to combined fixed
  charges and preferred dividends.......       1.99          --        1.04        1.33        2.53
                                           --------    --------    --------    --------    --------
                                           --------    --------    --------    --------    --------
Amount by which combined fixed charges
  and preferred dividends exceed
  earnings..............................   $     --    $ 10,104    $     --    $     --    $     --
                                           --------    --------    --------    --------    --------
                                           --------    --------    --------    --------    --------
                      DETAIL OF INTEREST AND FIXED CHARGES

                                                       FOR THE YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------
                                             1993        1992        1991        1990        1989
                                           --------    --------    --------    --------    --------
                                                   (DOLLAR AMOUNTS EXPRESSED IN THOUSANDS)
Interest charges per Consolidated
  Statement of Income which includes
  amortization of debt discount, expense
  and premium...........................   $190,968    $233,360    $253,943    $244,194    $148,756
Add portion of rental expense
  representative of interest
  factor(2).............................     19,862      18,722      16,573      14,987       9,767
Add interest charges of affiliate on
  supported debt........................         --          --          --       2,559      18,265
                                           --------    --------    --------    --------    --------
          Total fixed charges...........    210,830     252,082     270,516     261,740     176,788
Less interest capitalized per
  Consolidated Statement of Income......     11,420       8,731      10,447      13,321      11,298
Less outside investors' portion of
  interest charges of affiliate on
  supported debt........................         --          --          --       1,312       9,365
                                           --------    --------    --------    --------    --------
          Total interest charges........   $199,410    $243,351    $260,069    $247,107    $156,125
                                           --------    --------    --------    --------    --------
                                           --------    --------    --------    --------    --------

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(1) Preferred dividends are dividends on shares of Pennzoil's Preference Common
    Stock that were outstanding during 1989 and through February 1990 and with respect to which dividends were declared and accrued in 1989.

(2) Interest factor based on management's estimates and approximates one-third of rental expense.